                                                                     EXHIBIT 5.1

              [Wilson Sonsini Goodrich & Rosati, P.C. Letterhead]

                                June 19, 2003

ScanSoft, Inc.
9 Centennial Drive
Peabody, MA 09160

     RE: REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 filed by you with the Securities and Exchange Commission ("SEC") on October 21, 2002 (Registration No. 333-100648), as amended (as such may be further amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 9,000,000 shares of your Common Stock, $0.001 par value per share (the "Shares"). We understand that the Shares are to be sold from time to time by the selling stockholders identified as such in the Registration Statement.

     As your legal counsel, we have examined the proceedings taken by you in connection with the issuance of the Shares. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

     Based upon the foregoing, we are of the opinion that the Shares have been validly issued, fully paid and nonassessable.

     We express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Delaware and the federal laws of the United States.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name under the caption "Legal Matters" in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto.

                                      Very truly yours,

                                      WILSON SONSINI GOODRICH & ROSATI
                                      Professional Corporation

                                      /s/ Wilson Sonsini Goodrich & Rosati, P.C.